Exhibit 99.2

News Release

For more information contact:
Media Relations:
Chase Wallace	Lauren Post
Director, Communications	Head of Communications
Fiserv, Inc.	Bakkt
+1 470-481-2555	Lauren.Post@bakkt.com
chase.wallace@fiserv.com

DRAFT

Fiserv and Bakkt Innovate on Mainstream Use of Crypto Assets for

Leading Global Merchants

BROOKFIELD, Wis. — October 25, 2021 — Fiserv, Inc. (NASDAQ: FISV), a leading global provider of payments and financial services technology solutions, today announced a strategic relationship with Bakkt (NYSE: BKKT), a trusted digital asset platform that enables consumers to buy, sell, send and spend a range of digital assets. The combination of expansive capabilities from Fiserv, including the ability to move funds into and out of mobile wallets, with Bakkt’s digital asset platform will enable practical uses of crypto and emerging asset classes.

A future integration of Bakkt into the Carat omnichannel ecosystem from Fiserv will allow businesses to pursue new options for B2B and B2C payouts, loyalty programs, and transactions, all with crypto assets accessible via a digital asset wallet. Merchants will be able to deliver innovative consumer experiences through a simple integration to Carat and roll out new digital asset offerings that are right for their brand and customers.

“Carat is a trusted solution for businesses, including fintechs, that want to access a broad range of commerce-enabling capabilities, such as the ability to accept and disburse funds, from a single provider,” said Nandan Sheth, Head of Carat and Digital Commerce at Fiserv. “Bakkt will be leveraging these capabilities while also working with us to build emerging merchant experiences that help bring crypto assets into the mainstream.”

“This partnership with Fiserv marks an important moment as we together create opportunities for consumers to seamlessly and at their own pace introduce digital assets into their daily habits,” said Sheela Zemlin, Chief Revenue Officer at Bakkt. “Whether it be buying bitcoin from within a financial institution’s app, redeeming loyalty points from their favorite restaurant for merchandise, using a digital asset wallet, or getting paid in bitcoin for their side gig grocery delivery runs, consumers will have new opportunities to participate in the digital economy.”

In addition to innovating on new digital capabilities for merchants, Fiserv and Bakkt plan to introduce Bakkt technology that supports consumers’ ability to buy, sell, and hold crypto assets to Fiserv financial institution clients.

“Fiserv is in a unique position to connect merchants and financial institutions utilizing a unified digital asset platform, laying the foundation for an integrated digital asset ecosystem that can bring value and convenience to our clients and their customers,” said Sunil Sachdev, Head of Fintech at Fiserv.

About Fiserv

Fiserv, Inc. (NASDAQ:FISV) aspires to move money and information in a way that moves the world. As a global leader in payments and financial technology, the company helps clients achieve best-in-class results through a commitment to innovation and excellence in areas including account processing and digital banking solutions; card issuer processing and network services; payments; e-commerce; merchant acquiring and processing; and the Clover® cloud-based point-of-sale solution. Fiserv is a member of the S&P 500® Index and the FORTUNE® 500, and is among FORTUNE World’s Most Admired Companies®. Visit fiserv.com and follow on social media for more information and the latest company news.

About Bakkt Bakkt is a trusted digital asset platform that enables consumers to buy, sell, store and spend digital assets. Bakkt’s consumer platform, now available through the recently-released Bakkt App and to partners through the Bakkt platform, amplifies consumer spending and bolsters loyalty programs, adding value for all key stakeholders within the Bakkt payments and digital assets ecosystem. Launched in 2018, Bakkt is headquartered in Alpharetta, GA. For more information, visit: https://www.bakkt.com/ | Twitter @Bakkt | LinkedIn https://www.linkedin.com/company/bakkt/

Bakkt Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the expected offerings by, and benefits to Bakkt of, the Fiserv and Bakkt partnership, as well as other statements identified by words such as “will,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “project,” “outlook” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of Bakkt’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond Bakkt’s control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (i) the impact of the ongoing COVID-19 pandemic; (ii) changes in the markets in which Bakkt competes, including with respect to its competitive landscape, technology evolution or regulatory changes; (iii) changes in the markets that Bakkt targets; (iv) risk that Bakkt may not be able to execute its growth strategies, including identifying and executing acquisitions; (v) risks relating to data security; and (vi) the risk that Bakkt may not realize the anticipated benefits with respect to the agreements disclosed hereby. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the definitive proxy statement/prospectus filed by Bakkt (under the name VPC Impact Acquisition Holdings) on September 17, 2021 and other documents Bakkt may from time to time file with the SEC. These filings identify and address, or will identify and address, other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

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FISV-G Bakkt-C

Source: Bakkt Holdings, Inc.